UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Age of 1934
Date of Report (Date of earliest event reported): May 29, 2018
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Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-12695	94-2669985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138 (Address of principal executive offices)(Zip Code)
(408) 284-8200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 29, 2018 (the “Closing Date”), Integrated Device Technology, Inc. (“IDT”) entered into Amendment No. 1 (“Amendment”), which amends the Credit Agreement dated as of April 4, 2017, among IDT, the guarantors party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent and collateral agent (the “Agent”), and the various lenders from time to time party thereto (as may be amended, restated, supplemented or otherwise modified from time to time, including by the Amendment, the “Credit Agreement”), for the purpose of, among other things, reducing the interest margin applicable to loans under the Credit Agreement by 0.50%. Terms used but not defined herein have the meanings found in the Credit Agreement.
On the Closing Date, the aggregate principal amount of the term loans outstanding under the Credit Agreement (the “Initial Term B Loan”) was approximately $198.0 million. Under the Amendment, the lenders agreed to provide to IDT new term loans (the “Term B-1 Loans”) in the same aggregate principal amount as the outstanding Initial Term B Loan. Such Term B-1 Loans were used to refinance the outstanding Initial Term B Loan in full.
As was the case with the Initial Term B Loan, the Term B-1 Loans mature on the earliest of (i) April 4, 2024 or (ii) August 16, 2022 if any Existing Convertible Notes are outstanding on August 16, 2022 and the maturity date thereof had not otherwise been extended to a date that is no earlier than 91 days after April 4, 2024, unless IDT and the Guarantors shall have cash, Permitted Investments and/or undrawn Revolving Credit Commitments (or other commitments on terms reasonably satisfactory to the Agent from financial institutions reasonably satisfactory to the Agent) in an aggregate amount not less than the aggregate principal amount of the then outstanding Existing Convertible Notes.
The Term B-1 Loans will amortize in equal quarterly installments in amounts equal to 0.25% of the original aggregate principal amount of the Term B-1 Loans, with the balance payable at maturity. At IDT’s election, the Term B-1 Loans may also be made as either base rate loans or Eurodollar loans. Pursuant to the Amendment, the applicable margin for base rate loans was reduced to 1.50% (compared to 2.00% for the Initial Term B Loan) and the applicable margin for Eurodollar loans was reduced to 2.50% (compared to 3.00% for the Initial Term B Loan). All Eurodollar loans are subject to a floor of 0.00%.
Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is attached to this Current Report as Exhibit 10.1.
See the Annual Report on Form 10-K of IDT for the year ended April 1, 2018 for more information regarding the Initial Term B Loan.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

See Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of May 29, 2018, by and among IDT, each of the Guarantors, each of the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: June 1, 2018

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Brian C. White
Name:	Brian C. White
Title:	Senior Vice President and Chief Financial Officer (duly authorized officer)